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                                                                 EXHIBIT 21.1


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                  SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                           State of Incorporation

Defense Technology Corporation
  of America                                      Delaware

NIK Public Safety, Inc.                           Delaware